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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company of our report dated January 28, 2000, with respect to the Financial Statements of Oxford Tax Exempt Fund II Limited Partnership included in the Annual Report (Form 10-K) of Oxford Tax Exempt Fund II Limited Partnership.

Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)


                         /s/ PricewaterhouseCoopers LLP


Washington, D.C.
November 30, 2000